UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 15, 2013, the Board of Directors (the “Board”) of GlyEco, Inc., a Nevada corporation (the “Company”) approved an increase to the size of the board from 4 to 5 and elected Joseph A. Ioia (“Mr. Ioia”) to be a director of the Company to fill the newly created vacancy.  There are no arrangements or understandings between Mr. Ioia and any other person pursuant to which Ioia was selected as a director.  Mr. Ioia does not serve on any committees.  Board compensation consists of a cash payment of $500 per quarter and a grant of 50,000 stock options per year.

Mr. Ioia is the sole shareholder of Full Circle Manufacturing Group, Inc., a New Jersey corporation (“Full Circle”).  Full Circle operates a business located in Elizabeth, New Jersey, relating to processing recyclable glycol streams and selling glycol as remanufactured product.  It is one of the largest glycol recyclers in North America.  Mr. Ioia is also the sole member of NY Terminals II, LLC, a New Jersey limited liability company (“NY Terminals”) which operates a significant liquid bulk storage facility.

As previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2012, GlyEco Acquisition Corp. #4, an Arizona corporation and wholly-owned subsidiary of the Company (the “Subsidiary”), and the Company entered into a transaction with Mr. Ioia and Full Circle on December 10, 2012, pursuant to which Ioia sold to the Subsidiary the worldwide right, title, and interest in the exclusive glycol remanufacturing process used by Full Circle in consideration for $2,000,000 provided by the Company, and Full Circle agreed to perform the manufacturing and distribution services relating to its glycol recycling business to exclusively produce remanufactured glycol for the benefit of the Subsidiary.  The Company issued 3,000,000 unregistered shares of the Company’s common stock, at a fair market value of $0.50 per share (based upon the volume of shares sold at this price for the same type of unregistered and restricted security), to Mr. Ioia as additional consideration for the transaction.

The contents of the Form 8-K previously filed by the Company with the Commission on December 13, 2012, are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description of Exhibit:
2.1 (1)Assignment of Intellectual Property, dated December 10, 2012, by and among Joseph A. Ioia and GlyEco Acquisition Corp. #4.

(1) Filed as an exhibit to the Form 8-K filed on December 13, 2012, and incorporated by reference herein.  Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 22, 2013	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)